                                                                Exhibit 2.i.2.




                          BRANTLEY CAPITAL CORPORATION

                       DISINTERESTED DIRECTOR OPTION PLAN



         Brantley Capital Corporation, a Maryland corporation (the "Company") hereby establishes the Brantley Capital Corporation Disinterested Director Option Plan (the "Plan") effective upon the later of (i) the closing of the initial public offering of the shares of $.01 par value common stock (the "Common Stock") of the Company, and (ii) the receipt of an order of the Securities and Exchange Commission (the "Commission") approving the Plan as fair and reasonable, and not involving overreaching of the Company or its stockholders.

1.       Purpose

         The purpose of the Plan is to attract and retain highly qualified people who are not employees of the Company or any of its affiliates to serve as directors of the Company (each, a "Disinterested Director"), and to encourage Disinterested Directors to own shares of the Company's Common Stock.

2.       Definitions

         Unless the context clearly indicates otherwise, capitalized terms used and not elsewhere defined in this Plan shall have the meanings ascribed to such terms in this Section 2:

         "1940 Act" shall mean the Investment Company Act of 1940, as amended.

         "Board" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

         "Company" shall mean Brantley Capital Corporation, a Maryland corporation.

         "Current Market Value" or "fair market value" of shares of Common Stock shall be the average of the closing sales prices, as reported in The Wall Street Journal, at which shares of Common Stock of the Company were traded on the last five days on which trading in the shares of Common Stock was reported to have taken place on the Nasdaq National Market System prior to the grant of the Option Shares.

         "Disinterested Director" shall mean a member of the Board who is not an officer or employee of the Company or any of its affiliates.

         "Effective Date" shall mean the later of (i) the closing of the initial public offering of the shares of Common Stock of the Company, and (ii) the receipt of an order of the Commission approving the Plan as fair and reasonable, and not involving overreaching of the Company or its stockholders.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exercise Price" shall have the meaning set forth in Section 6, below.

         "Option" shall mean an option granted under the provisions of Section 6 of this Plan to purchase Common Stock. The Company intends that Options shall constitute non-qualified stock options (and not incentive stock options) within the meaning of Section 422 of the Code.

         "Option Shares" shall mean (i) all shares of Common Stock issued or issuable upon the exercise of Option granted pursuant to Section 6 of this Plan and (ii) all shares of Common Stock, or other equity securities, issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares will continue to be Option Shares in the hands of any holder other than you (except for purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

         "Participant" shall mean a Disinterested Director who is granted an Option pursuant to this Plan.

         "Plan" shall mean this Brantley Capital Corporation Disinterested Director Option Plan.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

3.       Administration

         Grants of Options under the Plan shall be automatic as provided in
Section 6(a) below. All questions of interpretation of the Plan or of any options issued hereunder shall be determined by the Board. Any or all powers of the Board under the Plan may be exercised by a committee consisting of the directors with no interest in this Plan, or of other persons appointed by the Board.

4.       Eligibility and Consideration

         Only Disinterested Directors shall be eligible to participate in the Plan.

5.       Shares Available for Options

         (a) Subject to adjustment under Section 5(b) below, Options may be granted under the Plan in respect of a maximum of 75,000 shares of Common Stock. Shares subject to an Option that expires or terminates unexercised shall again be available for Options hereunder to the extent of such expiration or termination. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) In the event of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, combination or exchanges of shares, or any other similar change affecting the Common Stock of the Company, an appropriate adjustment to reflect any such change shall be made in the total number and class of shares for which Options may be granted and the number and class of shares and the price per share of any Option theretofore granted to the extent unexercised. Such adjustment shall be as determined by the Board, provided, however, that any such computation shall be rounded to the nearest whole share and no such modification shall require the issuance of fractional shares.

6.       Stock Options

         Each Option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall approve and shall be subject to
Section 4 and the following terms and conditions:

         (a)     Grant of Options

                 Each Disinterested Director shall automatically be granted an Option to purchase 2,000 shares of Common Stock (subject to adjustment as provided in Section 5(b) above) upon the later of (i) the closing of the initial public offering of the Company's Common Stock pursuant to a registration under the Securities Act and the 1940 Act and (ii) the receipt of an exemptive order from the Commission approving the Plan (the "Initial Grant"). For all purposes of this Plan, the date of the Initial Grant shall be the date which is five business days following the later of (i) the date of the closing of such public offering and (ii) the receipt of such order from the Commission. Following the Initial Grant, each Disinterested Director then serving shall automatically be granted, immediately following the annual meeting of stockholders of the Company in 1997 and immediately following each annual meeting of stockholders thereafter throughout the term of the Plan, an Option to purchase 2,000 shares of Common Stock (subject to adjustment as provided in Section 5(b) above) with the date of grant of such Option Shares to be the date of the applicable annual meeting; provided, however, that any such grant shall be delayed until the date which is five business days following the receipt of an exemptive order from the Commission approving the Plan. The date on which any Option Shares are granted pursuant to this Section 6(a) is referred to as the "Grant Date."

         (b)     Exercise Price

                 The Exercise Price of Option Shares will be the greater of (i) the Current Market Value on the Grant Date and (ii) the current net asset value of the shares of Common Stock. The net asset value of the shares of Common Stock shall be determined by the Board pursuant to the procedures described in Appendix A to this Plan.

         (c)     Exercisability

                 Each Option shall be exercisable in whole or in part with respect to all of the Option Shares on the first anniversary of the Grant Date. No Option may be exercised more than 10 years after the Grant Date.

         (d)     Termination of Service

                 If service on the Board by a Disinterested Director terminates for any reason other than disability or death, the then outstanding Options of such Disinterested Director thereafter may be exercised, to the extent exercisable at the time of termination, for a period of 90 days from the date of such termination but in no event after the stated expiration date of each Option. If service on the Board by a Disinterested Director terminates by reason of disability or death, the then outstanding Options of such Disinterested Director shall become exercisable upon the later of (i) six months after the Grant Date, and (ii) the date of such termination by disability or death, and thereafter may be exercised for a period of one year from the date of such termination but in no event after the stated expiration date of each Option. The rights of the Disinterested Director may be exercised by such director's guardian or legal or personal representative in the case of disability or death.

7.       Exercise of Options

         An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Secretary of the Company and payment of the Exercise Price for the Option Shares being purchased pursuant to the Option. Option Shares under the Plan must be paid for in cash or by delivery of a number of shares of Common Stock with an aggregate fair market value equal to the aggregate Exercise Price of the Option Shares, or any combination thereof.

         In order to facilitate the purchase of Option Shares, the Company may make arms-length loans to participants in the Plan in accordance with Sections 57(j)(2) and 62(1) of the 1940 Act, under the following terms. Each such loan must: (i) have a term of not more than 10 years; (ii) become due within a reasonable time, not to exceed 60 days, after the termination of such participant's employment or service; (iii) bear interest at no less than the prevailing rate applicable to 90-day U.S. Treasury bills at the time such loan is made; (iv) at all times be fully collateralized (such collateral may include any securities issued by the Company); and (v) be approved by order of the Commission, upon application, on the basis that the terms of the loan are fair and reasonable and do not involve overreaching of the Company or its stockholders.

         Subject to Section 8, below, upon receipt of notice and payment, and where requested by the Participant, the Company shall issue and deliver to the Participant (or other person entitled to exercise the Option) a certificate or certificates for the number of shares as to which the exercise is made. Options may not be exercised for fractional shares of Common Stock.

8.       Withholding of Taxes

         The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares of Common Stock issuable under the Plan, and the Company may defer issuance of any shares of Common Stock pursuant to an Option unless indemnified to its satisfaction. An Option Agreement may provide that any Participant may satisfy any withholding tax obligation by a cash payment to the Company or by delivery of previously owned shares of Common Stock (which the Participant has held for at least six months and to which the Participant has good title, free and clear of all liens and encumbrances); provided, however, that the method of satisfying any withholding tax obligation shall be in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.

9.       Transferability

         Options will not be transferable except for disposition by will or intestacy. During the lifetime of the Participant, only he or she may exercise an Option or any portion thereof; provided, however, that if the Participant is disabled, an Option may be exercised by such Participant's legal or personal representative. After the death of the Participant, any exercisable portion of an Option may be exercised by his or her personal representative or by any person empowered to do so under the deceased Participant's will or under the then applicable laws of descent and distribution. The Company may require appropriate proof from any person of his or her right or power to exercise the Option or any portion thereof. Except as provided above, no Option or interest or right therein or part thereof shall be liable for the debts, contracts, or engagement of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy) and any such attempted disposition shall be null and void and of no effect.

10.      Legal Requirements

         Notwithstanding any other provision of the Plan, the Company shall not be obligated to offer or sell any shares of Common Stock upon exercise of an Option unless the shares to be issued upon such exercise are at that time effectively registered or exempt from registration under the Securities Act and the offer and sale of such shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company's securities may then be listed or quoted. The Company shall have no obligation to register the securities covered by this Plan under the federal securities laws or take any other steps as may be necessary to enable the securities covered by this Plan to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, a Participant (or other person then exercising such Option) may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares of Common Stock upon exercise of the Option or subsequent transfers of any interest in such shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing shares of Common Stock issued pursuant to Options shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or the agreements evidencing the Options.

         It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and that eligible directors remain disinterested persons for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any Plan provision should be found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify eligible directors from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

         With respect to this Plan and any other option plan of the Company, if the amount of voting securities that would result from the exercise of all outstanding options issued to the Company's directors, officers and employees pursuant to such option plans would, at the time of issuance, exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of these and any other outstanding warrants, options and rights at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company. These limitations are imposed by the current provisions of the 1940 Act and are subject to change.

11.      Effective Date; Duration; Suspension and Amendment

         The Plan shall become effective upon the later of (i) the closing of the initial public offering of the Company's Common Stock and (ii) the receipt of an order of the Commission approving the Plan as fair and reasonable, and not involving overreaching of the Company or its stockholders. The Plan shall terminate automatically on December 31, 2006 unless terminated earlier by the Board. The Board may suspend the Plan at any time. The Board may amend the Plan at any time; provided, however, that no amendment may be made without the approval of the stockholders of the Company if such amendment would (i) increase the total number of shares for which Options may be granted, (ii) change the manner of determining the purchase price of shares of Common Stock under the Plan, (iii) change the class of persons eligible to receive Options under the Plan, (iv) change the provisions relating to the administration of the Plan, or (v) in any other manner cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act or any other requirement of applicable law or regulation. Notwithstanding any other provision of this Plan, in no event shall the provisions of this Plan be amended more frequently than once every six months other than to comport with changes in the Code or the rules thereunder. The Board may terminate the Plan at any time but such termination shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been terminated. No shares of Common Stock shall be issued or sold under this Plan after the termination of the Plan, except upon exercise of Options granted before termination.

12.      Limitation of Rights

         Neither the Plan nor the granting of any Option hereunder shall constitute an agreement or understanding that the Company will retain a director for any period of time or at any particular rate of compensation. The holder of an Option shall have no rights as a stockholder with respect to Option Shares as to which the Option has not been exercised and payment made pursuant to the Plan.

                          FORM OF OPTION GRANT LETTER


                              ____________, 199__

[Name and Address of Disinterested Director Participant]


                 Re: Grant of Non-Qualified Stock Option Under the Brantley Capital Corporation Disinterested Director Option Plan

Dear ________:

         Brantley Capital Corporation (the "Company") is pleased to advise you that in consideration for your service as a member of the Company's
Board of Directors, the Company hereby grants to you a stock option (the "Option") under the Brantley Capital Corporation Disinterested Director Option Plan (the "Plan"), a copy of which is attached hereto. This letter sets forth the terms of that grant, which is effective as of ________________, 199__ (the "Effective Date").

         1. Definitions. Unless the context clearly indicates otherwise, capitalized terms used and not elsewhere defined in this letter agreement (the "Agreement") shall have the meanings set forth below:

                 "Board" shall mean the Board of Directors of Brantley Capital Corporation.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

                 "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

                 "Company" shall mean Brantley Capital Corporation, a Maryland corporation.

                 "Current Market Value" or "fair market value" of shares of Common Stock shall be the average of the closing sales prices, as reported in The Wall Street Journal, at which shares of Common Stock of the Company were traded on the last five days on which trading in the shares of Common Stock was reported to have taken place on the Nasdaq National Market System prior to the grant of the Option Shares.

                 "Disability" shall mean your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations as a member of the Board or to participate effectively and actively in the management of the Company by the Board.

                 "Disinterested Director" shall mean any director of the Company who is not also an officer or employee of the Company.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Option Shares" shall mean (i) all shares of Common Stock issued or issuable upon the exercise of Option and (ii) all shares of Common Stock, or other equity securities, issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares will continue to be Option Shares in the hands of any holder other than you (except for purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

                 "Participant" shall mean a Disinterested Director who is granted an Option pursuant to the Plan.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

         2.      Option.

                 (a) Terms. Your Option is to purchase up to 2,000 shares of Common Stock (the "Option Shares") at an exercise price per share of $________ (the "Exercise Price"), which Exercise Price is equal to the greater of (i) the Current Market Value on the date first written above and (ii) the current net asset value of the shares of Common Stock. The net asset value of the shares of Common Stock shall be determined by the Board pursuant to the procedures described in Appendix A to the Plan. The Exercise Price shall be payable upon exercise as set forth in Section 2(b) below. Your Option will expire at the close of business on _________________, 200__ (the "Expiration Date"), subject to earlier expiration in connection with the termination of your service as a director of the Company as provided in Sections 3(a) and 3(b)(ii) below. Your Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

                 (b) Payment of Exercise Price. Subject to Section 3 below, your Option may be exercised in whole or in part upon payment of the Exercise Price multiplied by the number of Option Shares to be acquired. Payment shall be made in cash (including certified or cashier's check, or money order) or by delivery of a number of shares of Common Stock already owned by you for at least six months and to which you have good title, free and clear of all liens and encumbrances, with an aggregate fair market value equal to the aggregate Exercise Price of the Option Shares, or any combination of cash and previously owned shares.

         3.      Exercisability.

                 (a) Normal Vesting. Your Option shall be exercisable in whole or in part with respect to all of the Option Shares on the first anniversary of the date first written above. No Option may be exercised more than 10 years after such date.

                 (b)      Effect of Termination of Service as a Director.

                          (i) Death or Disability. Notwithstanding Section 3(a) above, if you die while serving as a director of the Company, or if you must terminate your service as a director of the Company because of Disability, your Option shall become exercisable upon the later of (i) six months after the Grant Date, and (ii) the date of termination of your service by disability or death, and thereafter may be exercised for a period of one year from the date of such termination but in no event after the Expiration Date set forth in
         Section 2(a) above. Your rights may be exercised by your guardian or legal or personal representative in the case of your disability or death.

                          (ii) Other Termination of Service as a Director. If your service as a director terminates for reasons other than death or Disability, your Option thereafter may be exercised, to the extent exercisable at the time of termination of your service, for a period of 90 days from the date of such termination but in no event after the Expiration Date set forth in Section 2(a) above. Any portion of your Option that was not vested and exercisable on such date will expire and be forfeited.

         4. Procedure for Exercise. You may exercise all or any portion of your Option, to the extent it has vested and is outstanding, at any time after six months following the Grant Date and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary), together with payment of the Exercise Price in accordance with the provisions of Section 2(b) above. As a condition to any exercise of your Option, you will make all customary investment representations and covenants which the Company requires. All of such representations and covenants shall be made in a form satisfactory to the Company and its counsel.

         5. Conformity with Plan. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

         6. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the company with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.

         7. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board may, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined of share to be appropriate and equitable, subject, in each case, to compliance with the terms and provisions of the Plan and Rule 16b-3 of the Exchange Act.

         8.      Securities Laws Restrictions on Transfer of Option Shares.
You represent that when you exercise your Option you will be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or
(ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws. You may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company and its counsel that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

         9. Non-Transferability of Option. Your Option is personal to you and is not transferable by you other than by will or intestacy. During your lifetime only you (or your guardian or legal or personal representative) may exercise your Option. In the event of your death, your Option may be exercised only by the executor or administrator of your estate, or your heirs, legatees or legal or personal representative.

         10. Holdback. You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering of any of the Company's equity securities, except as part of such underwritten registration or public offering if otherwise permitted.

         11. Transfers in Violation of Agreement. Any transfer or attempted transfer of the Option or any Option Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of the Option or such Option Shares as the owner of the Option or such Option Shares for any purpose.

         12. Remedies. The parties hereto will be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         13. Amendment. Except as otherwise provided herein or in the Plan, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

         14. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

         15. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

         17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         18. Governing Law. The General Corporation Law of the State of Maryland shall govern all questions concerning the relative rights of the Company and its stockholders and the construction, validity and interpretation of this Agreement.

         19. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or five business days after mailing by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you at your address first written above and to the Company at the address indicated below:

                 Brantley Capital Corporation
                 20600 Chagrin Boulevard
                 Suite 1150
                 Cleveland, Ohio  44122
                 Attention: Secretary of the Company
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         20. Entire Agreement. This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company.

         Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement. Upon receipt of your executed copy of this Agreement, this Agreement shall be effective as of the Effective Date.

                                        Very truly yours,

                                        BRANTLEY CAPITAL CORPORATION



                                        By  ____________________________________
                                            Robert P. Pinkas Chairman
                                            of the Board, Chief Executive
                                            Officer, Chief Financial
                                            Officer and Treasurer


Enclosures:      1.       Extra copy of this Agreement
                 2.       Copy of the Plan

         The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan effective as of the date first written above.

                                        PARTICIPANT


                                        ________________________________________
                                        [Name]

                                                                      APPENDIX A

                       VALUATION OF PORTFOLIO SECURITIES

         On a quarterly basis, and at such other times as deemed appropriate under the circumstances, the Board will prepare a valuation of the assets of the Company using the methods described below.

         As a general principle, the current "fair value" of an investment being valued by the Company's Board would be the amount which the Company might reasonably expect to receive for it upon its current sale. There is a range of values that are reasonable for such investments at any particular time. Generally, pursuant to procedures established by the Board, the fair value of each such investment initially will be based primarily upon its original cost to the Company. Cost will be the primary factor used to determine fair value until significant developments or other factors affecting the portfolio company (such as results of operations, changes in general market conditions, subsequent financings or the availability of market quotations) provide a basis for value other than a cost valuation.

         The Company anticipates that many future investments made in securities for which a public market exists may be "restricted securities" by virtue of the Securities Act of 1933. Generally, in such instances, the Company will negotiate for securities registration rights necessary for a public offering thereof on specified terms whenever deemed to be reasonably feasible by management. The value for restricted stock investments for which no public market exists cannot be precisely determined. Generally, such investments will be valued on a "going concern" basis without giving effect to any disposition costs. There is likely to be a range of values that is reasonable for such investments at any particular time.

         Portfolio investments for which market quotations are readily available and which are freely transferable will be valued as follows: (i) securities traded on a securities exchange or the Nasdaq National Market System will be valued at the closing price on the last trading day prior to the date of valuation; and (ii) securities traded in the over-the-counter market (pink sheets) will be valued at the average of the closing bid and asked prices for the last trading day prior to the date of valuation. Securities for which market quotations are readily available but are restricted from free trading in the public securities markets (such as Rule 144 stock) will be valued by discounting the closing price or the closing bid and asked prices, as the case may be, for the last trading day prior to the date of valuation to reflect the illiquidity caused by such restrictions, but taking into consideration the existence, or lack thereof, of any contractual right to have the securities registered and freed from such trading restrictions. For this purpose, an investment that is exercisable for or convertible into a security for which market quotations are readily available or otherwise contains the right to acquire such a security will be deemed to be an investment for which market quotations are readily available, but the value of any such security will be reduced by any consideration to be paid by the Company in connection with the exercise or conversion of such security.

         Debt securities with maturities of 60 days or less remaining will be valued under the amortized cost method. The amount to be amortized will be the value on the 61st day if the security was obtained with more than 60 days remaining to maturity. Securities with maturities of more than 60 days remaining for which there is a market and which are freely transferable will be valued at the most recent bid price or yield equivalent as obtained from dealers that make markets in such securities. Certificates of deposit purchased by the Company generally will be valued at their face value, plus interest accrued to the date of valuation.

         The fair value of investments for which no market exists and for which the Board has determined that the original cost of the investment is no longer an appropriate valuation will be determined on the basis of appraisal procedures established in good faith by the Board. Appraisal valuations will be based upon such factors as the portfolio company's earnings and net worth, the market prices for similar securities of comparable companies and an assessment of the company's future financial prospects. In the case of unsuccessful operations, the appraisal may be based upon liquidation value. Appraisal valuations are necessarily subjective.

         The Company may also use, when available, third-party transactions in a portfolio company's securities as the basis of valuation (the "private market method"). The private market method will be used only with respect to completed transactions or firm offers made by sophisticated, independent investors. Securities with legal, contractual or practical restrictions on transfer may be valued at a discount from their value determined by the foregoing methods to reflect such restrictions.

         The Board will review the Company's valuation policies from time to time to determine their appropriateness. The Board may also hire independent firms to review the investment adviser's methodology of valuation or to conduct a valuation, which shall be binding and conclusive.

         In order to determine the net asset value per share of the Common Stock, (i) the value of the assets of the Company, including its portfolio securities, will be determined by the Board; (ii) the Company's liabilities, if any, will be subtracted therefrom; and (iii) the difference will be divided by the number of outstanding shares of Common Stock. However, there can be no assurance that such value will represent the return that might ultimately be realized by the Company from the investments or that stockholders might ultimately realize on their holdings.

         The value of portfolio securities may be very difficult to ascertain. Valuation of portfolio securities by the Board is, by necessity, subjective and may not be indicative of the price at which such securities may ultimately be sold. The net asset value, as determined by the Board, may not be reflective of the price at which an investor could sell his, her or its shares of Common Stock in the open market.





                                     A-2